Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Scott Allen
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT ANNOUNCES COMPREHENSIVE REFINANCING PLAN
Company Intends to Raise Capital and Tender for its Convertible Notes
     NEWPORT BEACH, CALIF., Mar. 3, 2010 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced a comprehensive refinancing plan designed to improve its balance sheet and address its liquidity needs. The company expects that this refinancing plan will provide sufficient financial flexibility to tender for its outstanding 4% convertible subordinated notes due 2026 and to realize the benefits associated with its business and growth opportunities.
     Conexant has priced $175 million of new 11.25% senior secured notes due 2015, and is launching an offering of approximately 14 million shares of its common stock. The senior secured notes have already been placed with institutional investors, and the company expects to complete the equity offering in the next several days. The proceeds from these offerings, together with available cash, will be used by the company to tender for any and all of its outstanding $232 million convertible subordinated notes, which are “puttable” in March 2011. Under the terms of a tender offer commenced today, holders of convertible subordinated notes will be offered par value in cash. The tender offer will be contingent upon the successful completion of the new debt and equity offerings and is expected to be completed by March 30, 2010.
     “Last year we concluded the major operational restructuring of Conexant with the sale of our DSL business,” said Scott Mercer, Conexant chairman and chief executive officer. “Since then, completing the financial restructuring of our company has been one of our highest priorities. Once we successfully close our new debt and equity offerings and retire our convertible debt, we will have a stronger, more sustainable capital structure. At that point our company transformation will be complete, and we will be focused exclusively on driving profitable growth by expanding our market-leading position in solutions for imaging, audio, embedded modem, and video surveillance applications. In addition, we intend to use our core expertise in analog and mixed-signal design to take advantage of new opportunities in adjacent markets.”
Newport Beach Property Transaction
     On January 19, 2010, Conexant announced that it had agreed to sell approximately 25 acres of property adjacent to its Newport Beach, California headquarters to City Ventures LLC for $26.1 million, contingent upon further due diligence by City Ventures and customary closing conditions. The companies have agreed to extend the diligence period, and City Ventures has asked for concessions that include a price reduction and a financing contingency, so it is now unlikely that the transaction will close prior to the end of March 2010 as originally anticipated.
Additional Refinancing Plan Information
     There can be no assurance that one or more of the transactions that are part of the refinancing plan described in this press release will be executed in the amounts and in the timeframe required to address the company’s needs, if at all. The securities offerings pursuant to the refinancing plan are subject to market and other conditions, including customary closing conditions. The company’s tender offer may not be consummated or, even if the tender offer is consummated, a significant amount of the convertible subordinated notes may not be tendered and will remain outstanding.
     This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the securities of Conexant described herein. The notes to be offered as part of the refinancing plan have not been and will not be registered under the Securities Act of 1933, as amended, and, as such, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     The equity offering described herein may be made only by means of the preliminary prospectus supplement and the prospectus relating to the proposed equity offering, copies of which may be obtained, when available, from Goldman Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, New York 10004, by telephone at (866) 471-2526, or via email at prospectus-ny@ny.email.gs.com.

     In addition, the tender offer described herein will be made only pursuant to an Offer to Purchase, Letter of Transmittal, and related materials that Conexant intends to distribute to its security holders and file with the Securities and Exchange Commission (SEC). Security holders and investors should read carefully the Offer to Purchase, Letter of Transmittal and related materials. Security holders and investors will be able to obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase, the Letter of Transmittal, and other documents Conexant intends to file with the SEC at the SEC’s website at www.sec.gov, from the Information Agent named in the tender offer documents, or from Conexant.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, California.
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other words or phrases of similar import. Forward-looking statements in this press release include statements concerning the proposed debt and equity offerings and the proposed tender offer, the anticipated timing of such transactions, the anticipated use of proceeds from the debt and equity offerings, expectations regarding our capital structure following completion of the proposed refinancing plan, our business strategies and objectives following completion of the proposed refinancing plan, and our expectations regarding the closing of the sale of our real property in Newport Beach, California. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that our significant level of indebtedness, including the debt incurred in the debt offering, will adversely affect our financial health and prevent us from fulfilling our indebtedness obligations; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the shares of common stock to be sold in the equity offering; capital needed for our business and to repay our indebtedness will not be available when needed; risks associated with our international operations; the cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the financial risks of default by tenants and subtenants in the space we own or lease; intellectual property; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related ability of our customers to manage inventory; our ability to identify and execute acquisitions, divestitures, mergers, or restructurings, as deemed appropriate by management, including expectations regarding the sale of our real property in Newport Beach, California; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
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Conexant is a registered trademark of Conexant Systems, Inc.